COLUMBUS CIRCLE INVESTORS

CODE OF ETHICS

Restated January 1, 2011

INTRODUCTION

FIDUCIARY DUTY

This Code of Ethics (the “Code”) is based on the principle that you, as a director, officer or employee of Columbus Circle Investors, owe a fiduciary duty to the shareholders of the registered investment companies (the “Funds”) and other clients (together with the Funds, the
“Advisory Clients”) for which Columbus Circle Investors serves as an advisor or sub-advisor.
Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients.

This Code is intended to comply with the various provisions of the Investment Advisers Act of
1940 and also requires that all supervised persons comply with federal securities laws, including the Investment Advisers Act of 1940, various provisions of the Investment Company Act of
1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and applicable rules and regulations adopted by the Securities and Exchange
Commission (“SEC”).

Pursuant to Section 206 of the Advisers Act, both Columbus Circle Investors and its employees are prohibited from engaging in fraudulent, deceptive or manipulative conduct. Compliance with this section involves more than acting with honesty and good faith alone. It means that Columbus
Circle Investors has an affirmative duty of utmost good faith to act solely in the best interests of its Advisory Clients.

At all times, you must:

1.	Place the interests of our Advisory Clients first. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than the benefit of the Advisory
Client. For example, you would violate this Code if you caused an Advisory Client to purchase a security you owned for the purpose of increasing the price of that security. If you are an Advisory Person (as defined below), you would also violate this Code if you made a personal investment in a security that might be an appropriate investment for an
Advisory Client without first considering the security as an investment for the Advisory
Client.

2.	Conduct all of your personal securities transactions in full compliance with this Code. You must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety.
Accordingly, you must comply with the policies and procedures set forth in this Code.
Doubtful situations should be resolved against your personal trading.

3.	Avoid taking inappropriate advantage of your position. The receipt of investment opportunities, gifts or gratuities from persons seeking business with
Columbus Circle Investors directly or on behalf of an Advisory Client could call into question the independence of your business judgment. Under federal, state and local municipal regulations, you must also not use political contributions as a means of influencing elected officials to conduct business with Columbus Circle Investors.
Accordingly, you must comply with the policies and procedures set forth in this Code under the heading FIDUCIARY DUTIES. Doubtful situations should be resolved against your personal interest.

Investing is a good practice. Columbus Circle Investors believes that personal investing which is consistent with Columbus Circle Investors’ investment philosophy provides useful training for the investment of our Advisory Clients’ assets. Accordingly, Columbus Circle
Investors encourages personal investing. On the other hand, Columbus Circle Investors believes that short-term trading is inconsistent with the Columbus Circle Investors’ investment philosophy, which emphasizes an investment rather than a trading approach to the achievement of favorable investment results.

This Code is adopted pursuant to the requirements of Rule 17j-1 under the Investment
Company Act of 1940 that registered investment companies and their advisors adopt a written code of ethics, Rule 204A-1 under the Investment Advisers Act of 1940 applicable to all registered investment advisers, and Section 204A of the Investment Advisers Act of 1940 that registered investment advisors adopt procedures reasonably designed to prevent the misuse of material non-public information.

Every Access Person must read and acknowledge receipt of this Code. The Code is maintained and available for reference at all times in PTCC, the Personal Trading Control
Center.

APPENDICES

The following appendix is attached to this Code and is a part of this Code:

I.	List of Mutual Funds Columbus Circle Sub-Advises, or is affiliated with through our relationship with Principal Global Investors, LLC and related companies.

COMPLIANCE OFFICIALS

The Operating Committee is comprised of the firm’s senior management - two Senior
Portfolio Managers (Anthony Rizza and Clifford Fox), the Chief Compliance Officer (Frank
Cuttita) and the Marketing Officer (Karl Anderson). The Clearance Officers for personal securities transactions are Anthony Rizza and Clifford Fox. The Compliance Manager is Mary
Frances Scavo. No member of the Operating Committee may take part in a decision relating to a
Covered Security (as such term is defined below) in which such person has or, as part of the transaction in question, would acquire Beneficial Ownership (as such term is defined below).

QUESTIONS

Questions regarding this Code should be addressed to the Chief Compliance Officer or
Compliance Manager.

The provisions of the Code are not all-inclusive. Rather, they are intended as a guide for employees of Columbus Circle Investors in their conduct. In those situations where an employee may be uncertain as to the intent or purpose of the Code, he/she is advised to consult with the
Chief Compliance Officer, who may grant exceptions to certain provisions contained in the Code only in those situations when it is clear beyond dispute that the interests of our clients will not be adversely affected or compromised. All questions arising in connection with personal securities trading should be resolved in favor of the client even at the expense of the interests of employees.

DEFINITIONS

A. “Access Person” or “Supervised Person” means any employee, director, officer, general partner, or Advisory Person of Columbus Circle Investors.

B. “Advisory Client” means investment companies and other clients for which
Columbus Circle Investors serves as advisor or sub-advisor.

C. “Advisory Person” means (i) any employee of Columbus Circle Investors (or of any company in a control relationship to Columbus Circle Investors) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by an Advisory Client, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (ii) any natural person in a control relationship to Columbus Circle Investors who obtains information concerning recommendations made to an Advisory Client with regard to the purchase or sale of
Covered Securities by an Advisory Client.

D. A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

E.	“Beneficial Ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”) in
determining whether a person has beneficial ownership of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder. In this regard, beneficial ownership will be deemed to exist if a person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares, a direct or indirect pecuniary interest in the securities (i.e., an opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities). Under this definition, an indirect pecuniary interest in securities generally includes, but is not limited to, securities held by members of a person’s immediate family sharing the same household provided, however, this presumption of beneficiary ownership may be rebutted, a person’s interests in securities held in certain trusts, a general partner’s proportionate interest in the portfolio securities held by a general or limited partnership, a person’s right to receive dividends that is separated or separable from the underlying securities (otherwise a right to receive dividends alone shall not represent a pecuniary interest) and a person’s right to acquire securities through the exercise or conversion of any derivative security whether or not presently exercisable. A person will not be deemed to be the beneficial owner of portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity’s portfolio. See the Section “Personal
Securities Transactions — Beneficial Ownership” for a further discussion of determining
Beneficial Ownership.

F.	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the
1940 Act.

G.	“Covered Security” shall mean a Security as defined in item N below (in effect, all securities) except that it shall not include direct obligations of the Government of the United
States; bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and shares issued by registered open-end investment companies (mutual funds) (except where Columbus Circle Investors is a sub-adviser, or funds affiliated with Principal Global Investors, LLC and its related companies).

H.	“Initial Public Offering” means an offering of securities registered under the
Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

I.	“Investment Company” means a company registered under the 1940 Act for which
Columbus Circle Investors is an investment advisor or sub-advisor.

J.	“Investment Personnel” of Columbus Circle Investors means (i) any employee of
Columbus Circle Investors (or of any company in a control relationship to Columbus Circle
Investors) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Advisory Client;
and (ii) any natural person who controls Columbus Circle Investors and who obtains information concerning recommendations made to the Advisory Client regarding the purchase or sale of securities by the Advisory Client.

K. “Limited Offering” shall mean an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504,
Rule 505 or Rule 506 under the Securities Act of 1933.

L. “Portfolio Manager” means those employees entrusted with the authority and responsibility to make investment decisions affecting an Advisory Client.

M. “Purchase or Sale of a Covered Security” includes, among other things, the writing of an option to purchase or sell a Covered Security.

N. “Security” shall mean any note, stock, treasury stock, shares issued by registered open-end investment companies, exchange traded funds, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities
(including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security of the foregoing.

O. “Security held or to be acquired” by an Advisory Client means (a) any Covered
Security which, within the most recent fifteen days (i) is or has been held by an Advisory Client or (ii) is being or has been considered by an Advisory Client or Columbus Circle Investors for
purchase by an Advisory Client; and (b) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in (a) of this item O.

FIDUCIARY DUTIES

Columbus Circle Investors and its employees are subject to the following specific fiduciary obligations when dealing with clients:
·	The duty to have a reasonable, independent basis for the investment advice provided;
·	The duty to obtain best execution for a client’s transactions where the Firm is in a position to direct brokerage transactions for the client;
·	The duty to ensure that investment advice is suitable to meeting the client’s individual objectives, needs and circumstances; and
·	A duty to be loyal to clients.

GIFTS AND BUSINESS ENTERTAINMENT

You may not give or receive any gift, gratuity or other thing, or provide business entertainment, which would be construed as unreasonable in value with the intent or purpose of improperly influencing a third party’s business relationship with Columbus Circle Investors. You may accept gifts so long as the aggregate annual value does not exceed $100 from a single business associate (all employees of a company would be considered a single business associate cumulatively). You may give gifts so long as the aggregate annual value to a single business associate does not exceed $500.

Exceptions to the gift limit may be made by the Chief Compliance Officer. Employees should request exceptions for personal circumstances in which the employee has a personal relationship with a third party (such as receiving or providing personal gifts as wedding gifts, or gifts for the birth of a child).

You may provide or attend business meals, sporting events and other entertainment events so long as the expense is reasonable, both you and a business associate are present, and the events are not excessively frequent. The acceptance or giving of tickets to any event where the giver or you do not attend is considered a gift subject to the gift limits above rather than a business meal or other entertainment event.

Examples of events that may be considered to be an unreasonable expense would be
World Series or Super Bowl tickets, and vacation trips. You may never accept or give cash or a cash equivalent (e.g., gift cards, gift certificates) or preferential discounts on services or products. You also should not solicit gifts or business entertainment, participate in illegal or inappropriate business entertainment, or accept entertainment that would not be reimbursable if provided by you.

Employees are prohibited from giving or providing any gift, including a personal gift, to any official of a Public Fund or foreign government official without the express prior approval of the Chief Compliance Officer.

Reporting

All business related gifts of which you are the giver or recipient must be reported if the value is reasonably judged to exceed $100. All business meals, sporting events and other entertainment events of which are the recipient must be reported if the value of the event exceeds
$100 per person, and such business entertainment in which you are the giver must be reported if the value is in excess of $500 per person. Reporting should be made to the Compliance Manager via email within one week of the gift or reportable event and must include the name(s) of the business associate, the date, the organization of the business associate, a description of the gift or event, and the value or estimated value of the gift or event.

Additional Labor Reporting

In addition, any gifts, any payment of money or anything of value made directly or indirectly by you to a labor organization or officer, agent, shop steward, or other representative or employee of any labor organization (including union officials serving in some capacity to a Taft-Hartley Plan) must be reported to Becky Dolman, the Director of Human
Resources and Administration. All items regardless of the amount or value must be reported.
Following are examples of potentially reportable items:

·	Meals	·	Advertising at union or Taft-Hartley
fund related functions
·	Gifts (e.g., holiday gifts)
		·	Sponsorship of union conferences,
·	Travel and lodging costs		picnics, other events

·	Bar bills	·	Donations to union related charities or
scholarship funds
·	Sporting event tickets
		·	Conferences attended by union
·	Theatre tickets		officials, employees, etc.

·	Clothing or equipment	·	Receptions attended by union officials,
employees, etc.
·	Raffle donations
		·	Donations for apprenticeship
·	Retirement dinners		graduation dinners

·	Golf (including charity golf	·	Hole sponsorships for golf tournament
tournaments)

·

SERVICE AS A DIRECTOR

You may not serve on the board of directors or other governing board of a publicly traded company, unless you have received the prior written approval of the Operating Committee of
Columbus Circle Investors. Approval will not be given unless a determination is made that your service on the board would be consistent with the interests of our Advisory Clients. If you are permitted to serve on the board of a publicly traded company, you will be isolated from those
Advisory Persons who make or participate in the investment decisions with respect to the
Securities of that company, through a “Chinese Wall” or other procedures.

INSIDER TRADING

Trading securities while in possession of material, nonpublic information, or improperly communicating that information to others may expose supervised persons and Columbus Circle
Investors to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The SEC can recover the profits gained or losses avoided through the illegal trading, impose a penalty of up to three times the illicit windfall, and/or issue an order permanently barring you from the securities industry. Finally, supervised persons and Columbus
Circle Investors may be sued by investors seeking to recover damages for insider trading violations.

The rules contained in this Code apply to securities trading and information handling by supervised persons of Columbus Circle Investors and their immediate family members. The law of insider trading is unsettled and continuously developing. An individual legitimately may be uncertain about the application of the rules contained in this Code in a particular circumstance.
Often, a single question can avoid disciplinary action or complex legal problems. You must notify the CCO immediately if you have any reason to believe that a violation of this Code has occurred or is about to occur.

No supervised person may trade, either personally or on behalf of others (such as investment funds and private accounts managed by Columbus Circle Investors), while in the possession of material, nonpublic information, nor may any personnel of Columbus Circle Investors communicate material, nonpublic information to others in violation of the law.

1. What is Material Information?
Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a company’s securities. No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to Frank
Cuttita.

Material information often relates to a company’s results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information also may relate to the market for a company’s securities.
Information about a significant order to purchase or sell securities may, in some contexts, be material. Prepublication information regarding reports in the financial press also may be material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal’s “Heard on the Street” column.

You should also be aware of the SEC’s position that the term “material nonpublic information” relates not only to issuers but also to Columbus Circle Investors' securities recommendations and client securities holdings and transactions.

2. What is Nonpublic Information?
Information is “public” when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency, the Dow Jones “tape” or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

3. Identifying Inside Information
Before executing any trade for yourself or others, including investment funds or private accounts managed by Columbus Circle Investors, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

·	Report the information and proposed trade immediately to the CCO.

·	Do not purchase or sell the securities on behalf of yourself or others, including investment funds or private accounts managed by the firm.

·	Do not communicate the information inside or outside the firm, other than to the
CCO.

·	After the CCO has reviewed the issue, the firm will determine whether the information is material and nonpublic and, if so, what action the firm will take.

You should consult with the CCO before taking any action. This degree of caution will protect you, our clients, and the firm.

4. Contacts with Public Companies/Other Sources of Inside Information
Contacts with public companies may represent an important part of our research efforts.
The firm may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, a supervised person of Columbus Circle
Investors or other person subject to this Code becomes aware of material, nonpublic information. This could happen, for example, if a company’s Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes selective disclosure of adverse news to a handful of investors.

Other examples of potential sources of inside information include the receipt of information related to the offering of private investments in public offerings (“PIPES”), and information from other third parties including but not limited to counsel, independent registered public accounting firms, financial printers and trading partners.

In any situation in which a supervised person of Columbus Circle Investors may have received inside information, Columbus Circle Investors must make a judgment as to its further conduct. To protect yourself, your clients and the firm, you should contact the CCO immediately if you believe that you may have received material, nonpublic information, including a requirement that you report to the CCO all information regarding any direct or indirect PIPES offerings received by you.

All employees are also expressly prohibited from knowingly spreading as fact any rumor they know to be false concerning any company, or any purported market development, with the purpose and design to impact trading in or the price of that company’s or any other company’s securities (including any associated derivative instruments), and from engaging in any other type of activity that constitutes illegal market manipulation. This prohibition includes the spreading of false rumors, or any other form of illegal market manipulation, via any media, including, but not limited to email, instant messages, text messages, blogs or chat rooms.

5. Tender Offers
Tender offers represent a particular concern in the law of insider trading for two reasons:
First, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in the possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Supervised persons of Columbus Circle Investors and others subject to this Code should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.

PROTECTING THE CONFIDENTIALITY OF CLIENT INFORMATION

In the course of investment advisory activities of Columbus Circle Investors, the firm gains access to non-public information about its clients. Such information may include the status as a client, personal financial and account information, the allocation of assets in a client portfolio, the composition of investments in any client portfolio, information relating to services performed for or transactions entered into on behalf of clients, advice provided by Columbus Circle
Investors to clients, and data or analyses derived from such non-public personal information
(collectively referred to as “Confidential Client Information¨). All Confidential Client
Information, whether relating to Columbus Circle Investors' current or former clients, is subject to the Code's policies and procedures. Any doubts about the confidentiality of information must be resolved in favor of confidentiality.

Non-Disclosure of Confidential Client Information
All information regarding Columbus Circle Investors' clients is confidential. Information may only be disclosed when the disclosure is consistent with the firm's policy and the client's direction. Columbus Circle Investors does not share Confidential Client Information with any third parties, except in the following circumstances:

·	As necessary to provide service that the client requested or authorized, or to maintain and service the client's account. Columbus Circle Investors will require that any financial intermediary, agent or other service provider utilized by Columbus Circle Investors (such as broker-dealers or sub-advisers) comply with substantially similar standards for non-
disclosure and protection of Confidential Client Information and use the information provided by Columbus Circle Investors only for the performance of the specific service requested by Columbus Circle Investors;
·	As required by regulatory authorities or law enforcement officials who have jurisdiction over Columbus Circle Investors, or as otherwise required by any applicable law;
·	To the extent reasonably necessary to prevent fraud, unauthorized transactions or liability.

Employee Responsibilities
All supervised persons are prohibited, either during or after the termination of their employment with Columbus Circle Investors, from disclosing Confidential Client Information to any person or entity outside the firm, including family members, except under the circumstances described above. A supervised person is permitted to disclose Confidential Client Information only to such other supervised persons who need to have access to such information to deliver the Columbus
Circle Investors' services to the client.

Supervised persons are also prohibited from making unauthorized copies of any documents or files containing Confidential Client Information and, upon termination of their employment with
Columbus Circle Investors, must return all such documents to Columbus Circle Investors.

Any supervised person who violates the non-disclosure policy described above will be subject to disciplinary action, including possible termination, whether or not he or she benefited from the disclosed information.

Security Of Confidential Personal Information
Columbus Circle Investors enforces the following policies and procedures to protect the security of Confidential Client Information:

·	The firm restricts access to Confidential Client Information to those supervised persons who need to know such information to provide Columbus Circle Investors' services to clients;
·	Any supervised person who is authorized to have access to Confidential Client
Information in connection with the performance of such person's duties and responsibilities is required to keep such information in a secure compartment, file or receptacle on a daily basis as of the close of each business day;

·	All electronic or computer files containing any Confidential Client Information shall be password secured and firewall protected from access by unauthorized persons;
·	Any conversations involving Confidential Client Information, if appropriate at all, must be conducted by supervised persons in private, and care must be taken to avoid any unauthorized persons overhearing or intercepting such conversations.
·	Confidential information to be destroyed must be disposed in a manner to safeguard reasonably the confidential information.

POLITICAL CONTRIBUTIONS

“Pay-to-play” is a practice in which public officials award contracts to individuals and organizations in exchange for political contributions. Supervised persons of CCI may not solicit or coordinate (i) contributions to an official of a government entity to which the adviser is seeking to provide advisory services; or (ii) payments to a political party of a state of locality where the adviser is providing or seeking to provide advisory services to a government entity.

Contributions to Candidates for Federal Office

“Covered Associates” of CCI must report political contributions to candidates for federal offices, identifying each contributor and recipient, and the amounts and dates of each contribution or payment. Reports must be made to the Compliance Manager.

All reports regarding political contributions received by Columbus Circle Investors shall be kept confidential except to the extent that disclosure may be required by regulatory authorities and that disclosure, on a confidential basis, may be made for an audit of compliance procedures.

· “Covered associates” means:
o	an adviser’s general partners, managing members, executive officers or other individual with a similar status or function
o	any employee who solicits a government entity for the investment adviser (even if not primarily engaged in solicitation activities) and any person who supervises, directly or indirectly, such employee
o	any political action committee controlled by the investment adviser or by any of its covered associates
Ø Covered Associates of CCI are deemed for these purposes to be all Managing Directors and sales persons of CCI.

Contributions to Candidates for State and Local Municipal Offices

Supervised persons of CCI are prohibited from making political contributions to candidates for state and local municipal offices.

PERSONAL SECURITIES TRANSACTIONS

TRADING IN GENERAL

Access Persons may not engage, and may not permit any other person or entity to engage, in any purchase or sale of a Covered Security in which such Access Person has, or by reason of the transaction will acquire Beneficial Ownership, unless (i) the transaction is an Exempt
Transaction or (ii) you have complied with the procedures set forth below under Preclearance
Procedures.

BENEFICIAL OWNERSHIP

To determine whether a person has “Beneficial Ownership,” Access Persons are considered to have Beneficial Ownership of Securities if such Access Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise have or share a direct or indirect “pecuniary interest” in such Securities.

An Access Person has a pecuniary interest in the Securities if such Access Person has the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

The following are examples of an indirect pecuniary interest in Securities:

Securities held by members of an Access Person’s immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide such Access Person with any economic benefit.

Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

Access Person’s proportionate interest as a general partner in portfolio Securities held by a general or limited partnership.

Access Person’s interest as a manager-member in the Securities held by a limited liability company.

Access Persons do not have an indirect pecuniary interest in the portfolio Securities held by a corporation or similar entity in which you own securities if such Access Person is not a controlling shareholder of the entity and do not have or share investment control over the entity’s portfolio.

The following circumstances constitute Beneficial Ownership of Securities held by a trust by an Access Person:

If an Access Person is a trustee of the Trust and has a pecuniary interest in any holding or transaction in the issuer’s securities held by the Trust as well as if an Access
Person is trustee and members of such Access Person’s immediate family receive certain performance fees or a member of such Access Person’s immediate family is a beneficiary to the Trust.

If an Access Person is a beneficiary to a Trust and such Access Person (a) shares investment control with the trustee with respect to a trust transaction, the transaction shall be attributed to such Access Person as well as the trust, (b) has investment control with respect to a trust transaction without consultation with the trustee, the transaction shall be attributed to such Access Person and (c) such Access Person shall be deemed to have pecuniary interest in the issuer’s securities held by a trust to the extent of such Access
Person’s pro rata interest in the trust where the trustee does not exercise exclusive control. For instance, an Access Person who holds securities as a beneficiary of a trust over which he has investment discretion, such as a 401(k) or other participant-directed employee benefit plan, would be considered beneficial owner of securities in the plan.

If an Access Person is a settlor of a trust and reserve the right to revoke the trust without the consent of another person, the trust holdings and transactions shall be attributed to you; provided, however, if the settlor does not exercise or share investment control over the issuer’s securities held by the trust, the trust holdings and transactions shall be attributed to the Trust instead of you as settlor.

EXEMPT TRANSACTIONS

The following are Exempt Transactions, which are excluded from the preclearance procedures:

Any transaction in a Security that is not a Covered Security.

Any transaction in Securities in an account over which you do not have any direct or indirect influence or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household, but this presumption may be rebutted by convincing evidence.

Any transaction made pursuant to an automatic investment plan (i.e. 401k plan automatic investments).

Any transaction in a Mutual Fund or Fund Family identified in Appendix I (List of Mutual Funds Columbus Circle Investors Sub-Advises and Related Funds).

Purchases of Securities under dividend reinvestment plans.

Purchases of Securities by exercise of rights issued to the holders of a class of
Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

Purchases or sales of exchange traded funds.

Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

Purchases or sales of up to $1,000,000 in total notional open interest per calendar month, per index, of exchange-traded options on broadly based indices. A broadly based index is an index with an average notional open interest during the preceding calendar quarter in excess of $1 billion.

Such other classes of transactions as may be exempted from time to time by the
Compliance Committee. The Compliance Committee may exempt designated classes of transactions from any of the provisions of this Code except the provisions set forth below under Reporting. Any such exemption shall be based upon a determination by the
Compliance Committee that the class of transaction does not involve any realistic possibility of a violation of Rule 17j-l under the Investment Company Act of 1940, as amended.

Such other specific transactions as may be exempted from time to time by the
Operating Committee or the Chief Compliance Officer on a case-by-case basis where the equities of the situation support such an exemption and where the transaction does not involve any realistic possibility of a violation of Rule 17j-l under the Investment
Company Act of 1940, as amended. The Operating Committee or the Chief Compliance
Officer may exempt a specific transaction from any of the provisions of this Code except the provisions set forth below under Reporting.

PRECLEARANCE PROCEDURES

If a Covered Securities transaction requires preclearance:

The Covered Securities may not be purchased or sold on any day during which there is a pending buy or sell order in the same Covered Security on behalf of an
Advisory Client until that order is executed or withdrawn.

The Covered Securities may be purchased or sold only on behalf of an Access
Person, directly or indirectly, if such Access Person has asked a Clearance Officer to preclear the purchase or sale, such Clearance Officer has given the Access Person preclearance in writing or by e-mail, and the purchase or sale is executed by the close of business on the day preclearance is given. Preclearance will not be given unless a determination is made that the purchase or sale complies with this Code and the foregoing restrictions. All requests for preclearance shall be sent by e-mail to a
Clearance Officer and to the Compliance Manager.

A Clearance Officer will provide information to the Chief Compliance Officer or a designee of the Chief Compliance Officer regarding the transaction. The Chief
Compliance Officer or designee will determine whether clearance is granted or denied.
All preclearance requests must be filed or sent by the Clearance Officer to the
Compliance Manager.

Any trade for which preclearance is granted remains approved notwithstanding a subsequent decision by Columbus Circle Investors to trade in such Covered Security for client accounts.

The Chief Compliance Officer will receive preclearance on personal trading from a
Clearance Officer.

HOLDING PERIODS

Any transactions in a Mutual Fund or Fund Family identified in Appendix I (List of
Mutual Funds Columbus Circle Investors Sub-Advises and Related Funds) are subject to a 30-
day holding period. This holding period is not applicable to, and will not be calculated, based on any automatic investments within a plan. The holding period is therefore designed to prevent and prohibit excessive rebalancing, reallocation and non-automatic investment transactions of the Funds listed in Appendix I.

INITIAL PUBLIC OFFERINGS

If you are an Access Person, you may not acquire Beneficial Ownership of any Securities in an initial public offering.

LIMITED OFFERINGS

If you are an Access Person, you may not acquire Beneficial Ownership of any Securities in a Limited Offering (e.g., a private placement), unless you have received the prior written approval of the Chief Compliance Officer. Approval will not be given unless a determination is made that the investment opportunity has not been offered to you by virtue of your position.

If you have acquired Beneficial Ownership in Securities in a Limited Offering, you must disclose your investment when you play a part in any consideration of an investment by an
Advisory Client in the issuer of the Securities, and any decision to make such an investment must be independently reviewed by a portfolio manager who does not have Beneficial
Ownership of any Securities of the issuer. The Chief Compliance Officer must receive approval from a Clearance Officer.

SHORT-TERM TRADING PROFITS

Because Columbus Circle Investors believes that investing and not short-term trading is the appropriate investment approach, short-term (60 days or shorter holding period) trading is discouraged. A pattern of short-term trading will result in the Operating Committee withholding clearance on future trading requests.

An Access Person is considered to profit from a short-term trade if Securities of which an
Access Person has Beneficial Ownership are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

This section does not apply to Exempt Transactions.

BLACK OUT PERIOD

Except as provided below, Covered Securities may not be purchased or sold during the period which begins seven full days before and ends seven full days after the day on which a portfolio Columbus Circle Investors manages trades in the same Covered Security.

The following transactions require preclearance but are exempt from the prohibition against trades during such seven-day period:

(a) Transactions in Covered Securities traded within the preceding seven days by
Columbus Circle Investors for an Advisory Client, provided that (i) the trading for the client has been completed and (ii) the trade in which the Managing Director, officer or employee has or acquires Beneficial Ownership is not contrary to the trade done for the Advisory Client; and

(b) Transactions in Covered Securities proposed to be traded within the seven succeeding days by Columbus Circle Investors for an Advisory Client, provided that (i) the trading for the client has not commenced and (ii) the trade in which the Managing Director, officer or employee has or acquires Beneficial Ownership is contrary to the trade proposed for the Advisory Client.

USE OF BROKER-DEALERS AND CONFIRMATIONS

Every Access Person may not engage, and may not permit any other person or entity to engage, in any purchase or sale of a publicly-traded Covered Security of which such Access
Person has, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer or other qualified custodian. Every Access Person must direct each qualified custodian who maintains an account for Covered Securities of which such Access
Person has direct or indirect Beneficial Ownership, to supply to the Compliance Manager duplicate copies of confirmations of all securities transactions in the account and copies of periodic statements for the account.

REPORTING

The Chief Compliance Officer and Compliance Manager shall identify all Access
Persons who are under the duty to complete and provide the reports described below and shall inform such persons of such duty. All employees of CCI are considered Access Persons.

The Chief Compliance Officer and Compliance Manager shall establish and maintain procedures by which appropriate management or compliance personnel will review the account statements and the reports required to be made pursuant to this Reporting section. The CCO’s statements and reports will be reviewed by the Compliance Manager.

All reports and account statements received by Columbus Circle Investors shall be kept confidential except to the extent that disclosure may be required by regulatory authorities and that disclosure, on a confidential basis, may be made for an audit of compliance procedures.

INITIAL & ANNUAL HOLDINGS REPORTS

If you are an Access Person, you must report no later than 10 days after you become an
Access Person to the Compliance Manager the following information:

a.	the title and type of security, ticker symbol or CUSIP number as appropriate, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person; and

b.	the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person*; and

* Please note the report requires disclosure of the name of any broker-dealer or bank with which the Access Person has an account in which “any Securities” are held for his direct or indirect benefit and not just accounts holding Covered Securities.

The above information is updated annually. More specifically, the Access Person must submit annually thereafter a holdings report setting forth the above-specified information which must be current as of a date no more than 45 days before the report is submitted.

Initial and Annual Holdings Reports will be compiled and Access Persons must certify their completeness in PTCC. Access Persons shall receive requests for certification of completeness from PTCC.

QUARTERLY TRANSACTION REPORTS

Every Access Person must report to the CCO or Compliance Manager no later than 30 days after the end of the calendar quarter, the following information:

a.	With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership:

	1.	The date of the transaction, the title, ticker symbol or CUSIP as appropriate, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

	2.	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

	3.	The price of the Covered Security at which the transaction was effected;

	4.	The name of the broker, dealer or bank with or through which the transaction was effected; and

	5.	The date that the report is submitted by the Access Person.

The foregoing includes reporting securities acquired through a gift or inheritance.

b.	With respect to any account established by the Access Person in which any Securities were held during the quarter for the direct or indirect benefit of the Access
Person*:

	1.	The name of the broker, dealer or bank with whom the Access
Person established the account;

	2.	The date the account was established; and

	3.	The date that the report is submitted by the Access Person.

* Please note the requirement requires the Access Person to report any account established by the Access Person during the quarter in which “any Securities” were held and not just accounts holding Covered Securities.

Quarterly Transaction Reports will be compiled and Access Persons must certify their completeness in PTCC. Access Persons shall receive requests for certification of completeness from PTCC.

Exception to Reporting Requirements

A person need not make a report to the Compliance Officer under the Reporting
Section above with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

COMPLIANCE

CERTIFICATE OF RECEIPT AND COMPLIANCE

You are required to acknowledge receipt of your copy of this Code and to certify upon commencement of your employment or the effective date of this Code, whichever occurs later, and annually or upon amendment of the Code thereafter, that you have read and understand this
Code and recognize that you are subject to this Code. Each certificate will also state that you have complied with the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all transactions during the prior year in Covered
Securities of which you had or acquired Beneficial Ownership. You will receive annual and periodic Certificates of Receipt and Compliance of this Code through the PTCC system.

REPORTING VIOLATIONS AND REMEDIAL ACTIONS

All supervised persons shall promptly report to their supervisor, the Chief Compliance
Officer or a Member of the Operating Committee all apparent violations of the Code.
Supervisors and other Members of the Operating Committee shall immediately report possible material violations of the Code to the Chief Compliance Officer. The Chief Compliance Officer
shall promptly report to the Operating Committee all material violations of the Code. When the
Chief Compliance Officer finds that a violation otherwise reportable to management could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of
Section 206 of the Advisers Act, he or she may, in his or her discretion, submit a written memorandum of such finding and the reasons therefore to a reporting file created for this purpose in lieu of reporting the matter to the Operating Committee.

The Operating Committee shall consider reports made to it hereunder and shall determine whether or not the Code has been violated and what sanctions, if any, should be imposed.

If you violate this Code, you are subject to remedial actions, to be imposed by the
Operating Committee of Columbus Circle Investors, which may include, but are not limited to, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

INTERPRETATIONS AND EXCEPTIONS

Any questions regarding the applicability, meaning or administration of this Code shall be referred by the person concerned in advance of any contemplated transaction to the Chief

Compliance Officer. Exemptions may be granted by such person, if, in his/her judgment, the fundamental obligation of the person involved is not compromised.

Appendix I

LIST OF MUTUAL FUNDS (40 ACT FUNDS)
COLUMBUS CIRCLE INVESTORS SUB-ADVISES AND RELATED FUNDS

·	All Principal mutual funds, including:
	o	Principal Investors Fund – LargeCap Growth
	o	Principal Investors Fund – MidCap Growth
	o	Principal Investors Fund – Partners SmallCap Growth III
	o	Principal Variable Contracts Fund – Growth Account

·	Saratoga Advantage Trust - Technology & Communications Funds

·	Transamerica Partners Institutional Mid Growth Fund (formerly Diversified
Investment Advisors – Diversified Investors Mid-Cap Growth Fund)
·	Transamerica Partners Mid Growth Fund (formerly Diversified Investment
Advisors – Diversified Institutional Mid-Cap Growth Fund)

·	Russell Investment Company – U.S. Core Equity Fund (formerly Russell
Investment Company Equity I Fund merged with Russell Investment Company
Diversified Equity Fund)

·	Russell Investment Company – U.S. Growth Fund
·	Russell Investment Funds – Multi-Style Equity
·	Guidestone Growth Equity I Fund
·	Guidestone Small Cap Equity Fund
·	Vantagepoint Growth Fund